EXHIBIT 2.2


                   FIRST AMENDMENT TO AIRCRAFT SALES AGREEMENT


         This First Amendment to Aircraft Sales Agreement (this "Amendment") is made as of September 26, 2003 among Wachovia Bank, National Association, not in its individual capacity, but solely in its capacity as trustee of the Trust (in such capacity as Trustee, the "Seller"), Airlease Ltd., a California limited partnership (the "Owner Participant"), and OLSF, L.L.C., a Delaware limited liability company (the "Buyer").

                                    RECITALS

         WHEREAS, the parties have previously entered into that Aircraft Sales Agreement, dated as of August 12, 2003 (the "Sales Agreement"); and

         WHEREAS, the parties desire to amend the Sales Agreement, effective as of the date first written above, to modify certain provisions regarding the sale of the remaining Aircraft under the Sales Agreement; and

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follow:

1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Sales Agreement.

2. AMENDMENT TO EXHIBIT A TO THE SALES AGREEMENT. Exhibit A to the Sales Agreement is hereby replaced in its entirety with the Exhibit A attached hereto and incorporated herein by this reference.

3. AMENDMENT TO SECTION 2 OF THE SALES AGREEMENT. Section 2(A) of the Sales Agreement is hereby amended by deleting the first four (4) sentences of Section 2(A) and substituting therefor the following:

                  As a security deposit with respect to Buyer's obligations to purchase the Subject Aircraft, Buyer has previously paid to Seller a deposit in an amount equal to ONE HUNDRED THOUSAND U.S. DOLLARS (US $100,000.00) (the "Initial Deposit"). The Initial Deposit shall be held initially to secure the timely purchase of Aircraft One (and the related Data) in accordance with the provisions hereof. Following the First Closing (as hereinafter defined), the Initial Deposit shall then be held to secure the timely purchase of Aircraft Two (and the related
         Data) in accordance with the provisions hereof. On or before the Second Closing (as hereinafter defined), Buyer shall pay to Seller an amount equal to ONE HUNDRED THOUSAND U.S. DOLLARS (US $100,000.00) (the "Additional Deposit") to supplement the Initial Deposit. The Initial Deposit and the Additional Deposit shall hereinafter be collectively referred to as the "Deposit". Following the Second Closing, the Deposit shall be held to secure the timely purchase of Aircraft Three (and the related Data) in accordance with the provisions hereof. Under no


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         circumstances shall the Initial Deposit be credited to the purchase of
         Aircraft One (and the related Data) and in no event shall either the Initial Deposit or the Additional Deposit be credited to the purchase of Aircraft Two (and the related Data); PROVIDED that, in the event that Aircraft One (and the related Data) and Aircraft Two (and the related Data) have been delivered by Seller and purchased by Buyer in accordance with the provisions hereof, then the Deposit shall be credited toward the purchase price of Aircraft Three (and the related
         Data).

4. AMENDMENT TO SECTION 4 OF THE SALES AGREEMENT. Section 4(A) of the Sales Agreement is hereby amended by deleting the proviso "PROVIDED FURTHER that in no event may (1) Aircraft Two and Aircraft Three be purchased prior to Aircraft One and/or (2) Aircraft Three be purchased prior to Aircraft Two."

5. CONSENT TO CHANGE DATE OF SECOND CLOSING. Notwithstanding anything to the contrary contained in the Sales Agreement, each of the parties hereto acknowledges and agrees that the parties have mutually consented that the Second Closing shall occur on September 26, 2003. Notwithstanding anything to the contrary contained in the Sales Agreement, in the event that either Seller or Owner Participant is unable to deliver the APU for Aircraft Two on or before the date that is seven days following the Second Closing, then the parties agree that: (a) the APU for Aircraft Three shall be delivered by Seller to Buyer in lieu of the APU for Aircraft Two and Buyer hereby agrees to accept the APU for Aircraft Three in lieu of the APU for Aircraft Two; (b) the APU for Aircraft Two shall thereupon become, and be deemed to be, the APU for Aircraft Three and such APU shall be delivered by Seller to Buyer in connection with the Third Closing; provided that, if Seller is unable to locate and deliver to Buyer such APU in connection with the Third Closing, then the Sales Price for Aircraft Three (and the Related Data) shall be automatically reduced to One Million One Hundred Seventy-Five Thousand Dollars ($1,175,000.00).

6. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first set forth above upon the satisfaction of each of the following conditions:

         (a) Seller and Owner Participant shall have received from Buyer an executed original of this Amendment.

         (b) Seller and Owner Participant shall have received from Guarantor an executed original of the Reaffirmation of Guaranty in substantially the form of Exhibit B attached hereto and incorporated herein by this reference.

                  (c) Buyer shall wire transfer the Additional Deposit to Seller pursuant to the wire instructions set forth in Section 2(B) of the Sales Agreement.

7. FURTHER ASSURANCES. Each of the parties hereto will, promptly upon the request of the other party from time to time, execute, acknowledge, deliver, file and record all such instruments and notices, and take all action, as are necessary or advisable to carry out the intent and purposes of this Amendment.


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8. GENERAL.

         (a) Upon the effectiveness of this Amendment, all references in the Sales Agreement shall refer to the Sales Agreement as amended and modified hereby. This Amendment shall be deemed incorporated into, and a part of, the Sales Agreement.

         (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by delivery of a hard copy original, and that receipt by the Seller of a facsimile transmitted document purportedly bearing the signature of Buyer shall bind such person with the same force and effect as the delivery of a hard copy original. Any failure by the Seller to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Seller.

         (c) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Sales Agreement, respectively.

         (d) This Amendment shall be governed by and construed according to the internal laws of the State of New York.


                         [SIGNATURES ON FOLLOWING PAGE]


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         This FIRST AMENDMENT TO Aircraft Sales Agreement is executed by the parties hereto as of the date first written above.

BUYER:

OLSF, L.L.C.

By:      GA TELESIS TURBINE TECHNOLOGIES, L.L.C.
Title:   Member

         By:      _________________________
         Name:    _________________________
         Title:   _________________________


SELLER:

WACHOVIA BANK, NATIONAL
ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY,
BUT SOLELY IN ITS CAPACITY AS TRUSTEE UNDER THAT
CERTAIN TRUST AGREEMENT, DATED JULY 10, 1986
(AS AMENDED, MODIFIED AND/OR SUPPLEMENTED
FROM TIME TO TIME), ORIGINALLY ENTERED INTO
AMONG AIRLEASE LTD, AS OWNER PARTICIPANT,
MERIDIAN TRUST COMPANY, AS TRUSTEE, AND
AIRLEASE MANAGEMENT SERVICES, INC., AS AGENT


         By:      _________________________

         Name:    _________________________

         Title:   _________________________


OWNER PARTICIPANT:


AIRLEASE LTD.

By:      Airlease Management Services, Inc.
Title:   General Partner

         By:      ______________________________
         Name:    ______________________________
         Title:   ______________________________


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                                    Exhibit A
                                       To
                   First Amendment to Aircraft Sales Agreement


                             DESCRIPTION OF AIRCRAFT


AIRCRAFT ONE:


         1. One McDonnell Douglas Model DC-9-Series 80 aircraft bearing manufacturer's serial number 48042 and FAA Registration No. N810US;

         2. Together with two Pratt & Whitney Model JTD8-217 Turbofan engines installed thereon, bearing manufacturer's serial numbers P708110D and P708108D, respectively; and

         3. Together with all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment or property incorporated, installed in or attached to said aircraft and engines.

AIRCRAFT TWO:


         1. One McDonnell Douglas Model DC-9-Series 80 aircraft bearing manufacturer's serial number 48041 and FAA Registration No. N809US;

         2. Together with two Pratt & Whitney Model JTD8-217 Turbofan engines installed thereon, bearing manufacturer's serial numbers P708117D and P708118D, respectively; and

         3. Together with all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment or property incorporated, installed in or attached to said aircraft and engines.

AIRCRAFT THREE:


         1. One McDonnell Douglas Model DC-9-Series 80 aircraft bearing manufacturer's serial number 48040 and FAA Registration No. N808US;

         2. Together with two Pratt & Whitney Model JTD8-217 Turbofan engines installed thereon, bearing manufacturer's serial numbers P708114D and P708109D, respectively; and

         3. Together with all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment or property incorporated, installed in or attached to said aircraft and engines.


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                                    Exhibit B
                                       To
                   First Amendment to Aircraft Sales Agreement


                            REAFFIRMATION OF GUARANTY

          The undersigned Guarantor (the "Guarantor") acknowledges and agrees that Guarantor has received, read and is familiar with, and consents to, all of the terms and conditions of that certain First Amendment to Aircraft Sales Agreement (the "AMENDMENT"), dated as of even date herewith, between, among Wachovia Bank, National Association, not in its individual capacity, but solely in its capacity as trustee of the Trust (in such capacity as trustee, the "Seller"), Airlease Ltd., a California limited partnership (the "Owner Participant") and OLSF, L.L.C., a Delaware limited liability company (the "Buyer"). In light of the foregoing, Guarantor confirms and agrees that all of the terms and provisions of its Guaranty, dated as of August 12, 2003, previously executed by Guarantor in favor of Seller and Owner Participant (as amended, modified and/or supplemented from time to time, the "Guaranty"), are ratified and reaffirmed, and that Guarantor's Guaranty shall continue in full force and effect.

         Although Seller and Owner Participant have informed Guarantor of the terms of the Amendment, Guarantor understands and agrees that neither Seller nor Owner Participant has any duty under any agreement with Buyer (including, without limitation, under the Amendment), under the Guaranty, or under any other agreement with Guarantor to so notify Guarantor or to seek this or any future acknowledgment, consent, or reaffirmation, and nothing contained herein is intended to, or shall create, such a duty as to any transactions hereafter.

         Dated as of:  September  26, 2003.

                                         "Guarantor"

                                         GA TELESIS TURBINE TECHNOLOGIES, L.L.C.

                                         By:      GA TELESIS HOLDINGS, INC.,
                                                  a Florida corporation
                                         Title:   Manager

                                                  By:
                                                     ________________________

                                                  Name:
                                                       ______________________

                                                  Title:_____________________